                               POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that I, JAMES WYPER, hereby constitute and appoint Thomas P. Conaghan and Daniel L. Woodard, and each of them, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for me and in my name, place and stead, to sign any Form ID (Uniform Application for Access Codes to File on EDGAR), reports on
Form 3 (Initial Statement of Beneficial Ownership of Securities), Form 4
(Statement of Changes in Beneficial Ownership of Securities) and Form 5 (Annual
Statement of Beneficial Ownership of Securities) relating to holdings and transactions by me in Common Shares or other securities of Akumin Inc. and all holdings and amendments thereto, and to file the same, with the Securities and
Exchange Commission and the appropriate securities exchange, granting unto said attorneys-in-fact and agents, and each of them, or their substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by Akumin Inc., unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-
fact or (b) superseded by a new power of attorney regarding the purposes outlined herein at a later date.

Dated: 01/03/2022                       /s/ James Wyper
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                                        James Wyper